Exhibit 99.A

1 Earnings from Unconsolidated Affiliates CIG EBIT Interest and debt expense, net Net income Equity in earnings from CIG* SNG EBIT Interest and debt expense, net Net income Equity in earnings from SNG* 2008 Quarters Ended June 30, 2009 $ 38 (11) 27 $ 10.8 $ 64 (16) 48 $ 12.0 ($ Millions) *Equity in earnings reflect 10% interests in CIG and SNG following the IPO in November 2007; and an incremental 30% interest in CIG, and 15% interest in SNG beginning September 30, 2008 $ 29 (3) 26 $ 1.9 $ 68 (15) 53 $ 5.2

2 Throughput Varied by Region 9% overall increase driven by expansions Rockies supply, expansions Expansions Power generation - - Industrial Ups Downs WIC +11% CIG +11% SNG -1% Throughput YTD % Increase 2009 vs. 2008

5 $ 171 $ 47 $387 $178 $ 218 $123 100% Share Net to EPB SESH II South System III SNG Raton Basin Totem Storage Raton Basin CIG System Expansion System Expansion Piceance Basin System Expansion WIC 2011 & Beyond 2010 2009 $ Millions Expansion Projects Note: $ in each column represents costs for each project, shown in the period of expenditure Capital amounts as of August 6, 2009 SESH II South System III SESH II South System III

4 Earnings from Unconsolidated Affiliates CIG EBIT Interest and debt expense, net Net income Equity in earnings from CIG* SNG EBIT Interest and debt expense, net Net income Equity in earnings from SNG* 2008 Six Months Ended June 30, 2009 $ 91 (23) 68 $ 27.3 $ 127 (31) 96 $ 24.5 ($ Millions) $ 80 (4) 76 $ 7.6 $ 177 (29) 148 $ 14.6 *Equity in earnings reflect 10% interests in CIG and SNG following the IPO in November 2007; and an incremental 30% interest in CIG, and 15% interest in SNG beginning September 30, 2008

5 SNG Overview Stable, growing cash flow profile: Steady growth in volumes and capacity over time Well-positioned asset: Southeast has fastest growing U.S. gas demand Growing supply sources include Elba Island LNG and mid-continent supply 60 Bcf of on-system storage in two storage fields Organic growth: Southeast Supply Header II (SESH)1 In-service 2011 $69 MM capex 350 MMcf/d South System III In-service 2011-2012 $352 MM capex 370 MMcf/d 1 Operated by Spectra Energy 2 Not owned by El Paso Pipeline Partners Note: Capital amounts as of August 6, 2009 El Paso Pipeline Partners owns a 25-percent interest in SNG Elba Island2 SESH1 South System III